Exhibit 24.2

POWER OF ATTORNEY

I, Robert G. Burton, Sr., whose signature appears below constitutes and appoints Timothy M. Davis and Kenneth P. Viret his true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by me in the capacities and on the dates indicated on Schedule A attached hereto.

Date: October 16, 2009

/s/Robert G. Burton, Sr.
Robert G. Burton, Sr.